UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2013, the compensation committee of the board of directors of Roberts Realty Investors, Inc. reviewed the compensation of our President, Mr. Charles S. Roberts for 2012.  After reviewing the results that were attained during 2012, some of which were not fully completed until the first quarter of 2013, the compensation committee approved a bonus of $125,000 for Mr. Roberts for the year 2012.  The compensation committee took into account Mr. Roberts’ efforts in leading (a) the direct sale of 2.937 acres of the Peachtree Parkway property resulting in $1,200,000 of sales proceeds without the payment of a brokerage commission, the reimbursement of $515,530 in costs previously incurred to allow the Peachtree Parkway property to be rezoned for a commercial use and the repayment of $1,174,800 in debt; (b) obtaining and closing a new $2,000,000 loan secured by the Northridge property; (c) our renewal and extension of $12.9 million of maturing debt in volatile and uncertain credit markets; (d) the pursuit of and litigation with a tenant on a defaulted lease obligation resulting in a $135,000 settlement being paid by the defaulting tenant; and, (e) obtaining four new leases and renewing and extending five leases representing 27,684 square feet at our Bassett and Spectrum retail centers, all but one of which was accomplished without the payment of a brokerage commission.  The compensation committee also considered that Mr. Roberts has not received an increase in his $225,000 annual salary since January 1, 2007, that we have never provided him with any employee benefits such as medical, dental and life insurance, retirement plan contributions or deferred compensation, perquisites such as an auto allowance or payment for mileage and that he has no employment contract or arrangements for any severance or change in control payments.

Item 8.01                   Other Events.

As previously reported, we expect to begin construction on our Bradley Park multifamily apartment community in the first quarter of 2014.  On November 7, 2013, we received approval of the Bradley Park site plan from the Forsyth County Board of Commissioners and prior to December 31, 2013, we expect to submit our engineering plans to Forsyth County to obtain the clearing and grading permits for the Bradley Park community.  Additionally, we have executed an architectural contract to complete the construction plans and to obtain the building permits for the Bradley Park community.

Consistent with our previous disclosure, we continue to pursue and work on strategic alternatives that would enhance shareholder value through a sale, merger, or other business combination. We remain in active discussions with several companies that have expressed a desire to become a public company through a transaction with Roberts Realty.  As of the filing date of this report, we have not entered into any definitive agreement for such a transaction.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to our intent, belief, or expectations regarding our pursuit of strategic alternatives, including a possible sale or merger of the company, our development and construction of our Bradley Park multifamily apartment community, and our obtaining the clearing and grading permits for the Bradley Park community.  These statements involve a number of known and unknown risks, uncertainties, and other factors, all of which are difficult or impossible to predict and many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those forward-looking statements, including the availability of debt and equity financing for such activities, the precise timing of the commencement of construction and our evaluation of strategic alternatives.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to the company or any person acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties that we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 20, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer